EXHIBIT 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" and inclusion in this Registration Statement of eTotalSource, Inc. on Form SB-2 of our report dated February 28, 2005, with respect to the consolidated financial statements of eTotalSource, Inc. as of December 31, 2004 and for each of the two years then ended.



/s/ Gordon, Hughes & Banks LLP
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Grenwood Village, Colorado
September 2, 2005